As filed with the Securities and Exchange Commission on February 1, 2019

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Transportation Systems Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-0543909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41 Farnsworth Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 443-3000
(Registrant’s telephone number, including area code)

Copies to:

Christoph A. Pereira Vice President, Chief Corporate, Securities and Finance Counsel General Electric Company 42 Farnsworth Street Boston, Massachusetts 02210	William L. Taylor Michael Kaplan John B. Meade Lee Hochbaum Davis Polk & Wardwell LLP 450 Lexington Ave New York, New York 10017

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in (i) the prospectus-information statement constituting part of Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-227444) of Westinghouse Air Brake Technologies Corporation (“Wabtec”) filed as Exhibit 99.1 hereto (the “prospectus-information statement”), (ii) the Annual Report on Form 10-K of Wabtec for the fiscal year ended December 31, 2017 filed as Exhibit 99.2 hereto (the “Form 10-K”), (iii) the Quarterly Report on Form 10-Q of Wabtec for the quarterly period ended March 31, 2018 filed as Exhibit 99.3 hereto, (iv) the Quarterly Report on Form 10-Q of Wabtec for the quarterly period ended June 30, 2018 filed as Exhibit 99.4 hereto, (v) the Quarterly Report on Form 10-Q of Wabtec for the quarterly period ended September 30, 2018 filed as Exhibit 99.7 hereto (the “Form 10-Q”), (vi) the Current Report on Form 8-K of Wabtec filed with the U.S. Securities and Exchange Commission on September 10, 2018 and filed as Exhibit 99.5 hereto (the “Wabtec 8-K”) and (vii) the definitive proxy statement on Schedule 14A of Wabtec for its 2018 annual meeting of stockholders filed as Exhibit 99.6 hereto (the “Wabtec 2018 Annual Meeting Proxy Statement”), which includes the information referenced in Part III of the Form 10-K. None of the information contained in the prospectus-information statement, the Form 10-K, the Form 10-Q, the Wabtec 8-K or the Wabtec 2018 Annual Meeting Proxy Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary—The Companies,” “Information on Wabtec,” “Information on GE,” “Information on GE Transportation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation” of the prospectus-information statement, Part I, Item 1 of the Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview” from the Form 10-K included in Exhibit 99.5 to the Wabtec 8-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview” of the Form 10-Q. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the prospectus-information statement and Item 1A of the Form 10-K. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary Historical, Pro Forma and Supplemental Financial Data—Summary Historical Combined Financial Data of GE Transportation,” “Summary Historical, Pro Forma and Supplemental Financial Data—Summary Historical Consolidated Financial Data of Wabtec,” “Summary Historical, Pro Forma and Supplemental Financial Data—Summary Unaudited Pro Forma Condensed Combined Financial Data,” “Selected Historical Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation” of the prospectus-information statement, Part II, Item 7A of the Form 10-K, the updated Part II, Item 7 of the Form 10-K included as Exhibit 99.5 to the Wabtec 8-K and Part I, Items 2 and 3 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Information on GE Transportation—Principal Properties” of the prospectus-information statement, and Part I, Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections “Ownership of Wabtec Common Stock—Stock Ownership of Certain Beneficial Owners” and “Ownership of Wabtec Common Stock—Stock Ownership of Directors and Officers” of the prospectus-information statement. Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “Summary—Board of Directors and Management of Wabtec Following the Transactions,” “Information on Wabtec—Directors and Officers of Wabtec Before and After the Consummation of the Transactions” of the prospectus-information statement and “Proposal 1—Election of Directors” of the Wabtec 2018 Annual Meeting Proxy Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “The Transactions—Interests of Wabtec’s Directors and Executive Officers in the Transactions” and “The Transactions—Interests of GE’s and SpinCo’s Directors and Executive Officers in the Transactions” of the prospectus-information statement, “Executive and Director Compensation” and “Corporate Governance Matters—Compensation Committee Interlocks and Insider Participation” of the Wabtec 2018 Annual Meeting Proxy Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Certain Relationships and Related Transactions” and “Information on Wabtec—Directors and Officers of Wabtec Before and After the Consummation of the Transactions” of the prospectus-information statement, “Business Relationships and Related Party Transactions” and “Corporate Governance Matters—Compensation Committee Interlocks and Insider Participation” of the Wabtec 2018 Annual Meeting Proxy Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Information on GE Transportation—Legal Proceedings” of the prospectus-information statement, Part I, Item 3 of the Form 10-K and Part II, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary Historical, Pro Forma and Supplemental Financial Data—Summary Comparative Historical and Pro Forma Per Share Data,” “Summary Historical, Pro Forma and Supplemental Financial Data—Historical Common Stock Market Price and Dividend Data,” “Summary Historical, Pro Forma and Supplemental Financial Data—Wabtec Dividend Policy,” “Historical Per Share Data, Market Price and Dividend Data,” “Description of SpinCo Capital Stock,” and “Description of Wabtec Capital Securities” of the prospectus-information statement, Part II, Item 5 and Part III, Item 12 of the Form 10-K. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On May 15, 2018, Transportation Systems Holdings Inc. (“SpinCo”) issued 100 shares of its common stock to General Electric Company pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). SpinCo did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Description of Wabtec Capital Securities” and “Description of SpinCo Capital Stock” of the prospectus-information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Directors and Officers” of Part II, Item 20 of the prospectus-information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Financial Pages” and the financial statements referenced therein beginning on page F-1 of the prospectus-information statement, Exhibit 99.4 to the Wabtec 8-K and Part I, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Pages” and the financial statements referenced therein beginning on page F-1 of the prospectus-information statement, Exhibit 99.4 to the Wabtec 8-K and Part I, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Merger, dated May 20, 2018, among Westinghouse Air Brake Technologies Corporation, General Electric Company, Transportation Systems Holdings Inc. and Wabtec US Rail Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 24, 2018, File No. 033-90866).†

2.2
Separation, Distribution and Sale Agreement, dated May 20, 2018, among Westinghouse Air Brake Technologies Corporation, General Electric Company, Transportation Systems Holdings Inc., and Wabtec US Rail, Inc. (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 24, 2018, File No. 033-90866).†

2.3
Voting and Support Agreement, dated May 20, 2018, among General Electric Company and each of the persons listed on Schedule 1 thereto (incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 24, 2018, File No. 033-90866). †

2.4
Form of Shareholders Agreement between General Electric Company and Westinghouse Air Brake Technologies Corporation (incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on January 31, 2019, File No. 033-90866).†

2.5
Form of Tax Matters Agreement among General Electric Company, Transportation Systems Holdings Inc., Westinghouse Air Brake Technologies Corporation and Wabtec US Rail, Inc. (incorporated herein by reference to Exhibit 2.4 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on January 31, 2019, File No. 033-90866).†

2.6
Form of Employee Matters Agreement among General Electric Company, Transportation Systems Holdings Inc., Westinghouse Air Brake Technologies Corporation and Wabtec US Rail, Inc. (incorporated herein by reference to Exhibit 2.6 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on May 24, 2018, File No. 033-90866).†

2.7	Amendment to the Agreement and Plan of Merger, dated January 25, 2019, by and among Westinghouse Air Brake Technologies Corporation, General Electric Company, Transportation Systems Holdings Inc. and Wabtec US Rail Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on January 31, 2019, File No. 033-90866).†

2.8	Amendment to the Separation, Distribution and Sale Agreement, dated January 25, 2019, by and between Westinghouse Air Brake Technologies Corporatio and General Electric Company (incorporated herein by reference to Exhibit 2.2 to Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on January 31, 2019, File No. 033-90866).†

3.1	Form of Amended and Restated Certificate of Incorporation of Transportation Systems Holdings Inc.*

3.2	Bylaws of Transportation Systems Holdings Inc.*

21.1	List of Subsidiaries of Transportation Systems Holdings Inc.*

99.1	Amendment No. 4 to Registration Statement on Form S-4 of Westinghouse Air Brake Technologies Corporation.*

99.2	Annual Report on Form 10-K of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 2017.*

99.3	Quarterly Report on Form 10-Q of Westinghouse Air Brake Technologies Corporation for the quarterly period ended March 31, 2018.*

99.4	Quarterly Report on Form 10-Q of Westinghouse Air Brake Technologies Corporation for the quarterly period ended June 30, 2018.*

99.5	Current Report on Form 8-K of Westinghouse Air Brake Technologies Corporation filed with the U.S. Securities and Exchange Commission on September 10, 2018.*

99.6	Definitive Proxy Statement on Schedule 14A of Westinghouse Air Brake Technologies Corporation.*

99.7	Quarterly Report on Form 10-Q of Westinghouse Air Brake Technologies Corporation for the quarterly period ended September 30, 2018.*

*	Filed herewith
†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Transportation Systems Holdings Inc.

By:	/s/ Thomas LaFrance
Name: Thomas LaFrance
Title: General Counsel & Secretary

Date: February 1, 2019